Exhibit 99.1

SunLink Health Systems, Inc. Announces Fiscal 2004 Annual and Fourth Quarter Results

     ATLANTA--(BUSINESS WIRE)--Sept. 21, 2004--SunLink Health Systems, Inc. (AMEX: SSY) today announced net earnings of $14,305,000 or $2.03 per fully diluted share for the quarter ended June 30, 2004, compared to net earnings of $461,000 or $0.09 per fully diluted share for the quarter ended June 30, 2003. For the year ended June 30, 2004, SunLink reported net earnings of $13,426,000 or $2.15 per fully diluted share compared to net earnings of $553,000 or $0.10 per fully diluted share for the year ended June 30, 2003. An after-tax gain included in discontinued operations of approximately $16,366,000 on the sale of SunLink's Mountainside Medical Center is included in the results for the quarter and year ended June 30, 2004.
     SunLink reported a loss from continuing operations for its fourth fiscal quarter ended June 30, 2004 of $1,087,000 or a loss of $0.15 per fully diluted share compared to earnings of $849,000 or $0.16 per fully diluted share for the quarter ended June 30, 2003. For the year ended June 30, 2004, SunLink reported a loss from continuing operations of $1,267,000 or a loss of $0.20 per fully diluted share compared to earnings from continuing operations of $1,560,000 or $0.29 per share for the year ended June 30, 2003. Included in the loss from continuing operations for the quarter and year ended June 30, 2004 is $1,904,000 of loss related to the early repayment of debt.
     The Company's operating profit from continuing operations for the quarter ended June 30, 2004 was $909,000 (which includes $397,000 from the HealthMont facilities which were acquired in October 2003) compared to an operating profit for the quarter ended June 30, 2003 of $1,317,000. Operating profit for the quarter ended June 30, 2003 included $1,026,000 for positive prior year third-party payor settlements. The quarter ended June 30, 2004 had no prior year third-party payor settlements. The operating profit for the year ended June 30, 2004 was $4,315,000 compared to $4,702,000 for the year ended June 30, 2003. The operating profit of the HealthMont facilities for the year ended June 30, 2004 was $53,000.
     Consolidated net revenues from continuing operations for the quarters ended June 30, 2004 and 2003 were $31,000,000 and $21,289,000, respectively, an increase of 45.6% in the current year's quarter. The increased net revenues resulted from a 21.3% increase in same store equivalent admissions, a 19.7% increase in same store surgeries, an 11.6% increase in same store admissions and the net revenues from the two HealthMont hospitals acquired in October 2003. Net revenues excluding the two newly acquired HealthMont hospitals increased $2,066,000 or 9.7% in the current year's quarter compared to the prior year fourth quarter.
     Consolidated net revenues from continuing operations for the fiscal years ended June 30, 2004 and 2003 were $112,436,000 and $80,742,000, respectively, an increase of 39.3% in the current year. The increased net revenues resulted primarily from the two HealthMont hospitals acquired in October 2003, a 15.4% increase in same store equivalent admissions, a 14.1% increase in same store admissions and a 6.1% increase in same store surgeries. Net revenues excluding the two newly acquired HealthMont hospitals increased $9,938,000 or 12.3% in the current year compared to the prior year.
     In the year ended June 30, 2004, earnings from discontinued operations of $14,693,000 resulted primarily from the gain on the sale of Mountainside Medical Center in June 2004. In the year ended June 30, 2003, the Company reported a loss from discontinued operations of $1,007,000 which included a $1,562,000 asset impairment charge related to Mountainside Medical Center.
     Robert M. Thornton, chief executive officer of SunLink, stated, "By maintaining our focus on SunLink's core competency in exurban and rural communities, our hospitals have generated strong growth. This has been complemented by the HealthMont acquisition and our ability to attract and retain an exceptional group of physicians and support staff at all of our facilities. Over the past 24 months, the company added 45 net additional physicians to the medical staffs of its hospitals (including five additional physicians in the most recently completed quarter) who contributed to much of the increased volume." Thornton continued, "We continue to be committed to organic growth and will continue to seek new opportunities to increase our hospital portfolio through a disciplined acquisition program."
     SunLink Health Systems, Inc. currently operates seven community hospitals and related businesses in the Southeast and Midwest. Each SunLink facility is the only hospital in its community. SunLink's operating strategy is to link patients' needs with dedicated physicians and health professionals to deliver quality, efficient medical care in each community it serves. For additional information on SunLink Health Systems, Inc, please visit the Company's website at www.sunlinkhealth.com.
     The Company will conduct a conference call on September 21, 2004 at 11:00 a.m. Eastern Time to discuss its quarterly results. To participate in the conference call, please dial 1-800-268-8047. A replay of the call will be available shortly after the call and will continue to be available for 90 days by dialing 1-800-839-6713 and entering passcode 6586214 when prompted.
     This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding the Company's business strategy. These forward-looking statements are subject to certain risks, uncertainties and other factors, which could cause actual results, performance and achievements to differ materially from those anticipated. Certain of those risks, uncertainties and other factors are disclosed in more detail in the Company's Annual Report on Form 10-K for the year ended June 30, 2003 and other filings with the Securities and Exchange Commission which can be located at www.sec.gov.


SUNLINK HEALTH SYSTEMS, INC. ANNOUNCES
FISCAL 2004 ANNUAL AND FOURTH QUARTER RESULTS
Amounts in 000's, except per share amounts


CONSOLIDATED STATEMENTS OF EARNINGS

                                Three Months Ended Twelve Months Ended
                                      June 30,           June 30,
                                --------------------------------------
                                    2004     2003       2004     2003
                                 -------- --------  --------- --------
Net Revenues                     $31,000  $21,289   $112,436  $80,742
Cost of Patient Service
 Revenues:
   Salaries, wages and benefits   14,938    9,899     53,955   38,116
   Provision for bad debts         3,233    2,285     11,519    8,704
   Supplies                        3,450    2,408     12,944    9,468
   Purchased services              1,772    1,440      7,027    5,634
   Other operating expenses        5,331    3,148     17,905   11,071
   Rents and leases                  685      502      2,683    1,959
   Depreciation and amortization     682      290      2,088    1,088
                                 -------- --------  --------- --------
Operating Profit                     909    1,317      4,315    4,702

   Acquisition expenses                -        -          -     (411)
   Loss on early repayment of
    debt                          (1,904)             (1,904)
   Interest Income (Expense) -
    net                             (954)    (450)    (4,353)  (2,484)
                                 -------- --------  --------- --------
Earnings (Loss) from Continuing
 Operations Before Income Taxes   (1,949)     867     (1,942)   1,807
Income Tax (Expense ) Benefit        862      (18)       675     (247)
                                 -------- --------  --------- --------
Earnings (Loss) from Continuing
 Operations                       (1,087)     849     (1,267)   1,560
Earnings (Loss) from
 Discontinued Operations,
   net of income taxes            15,392     (388)    14,693   (1,007)
                                 -------- --------  --------- --------
   Net Earnings                  $14,305     $461    $13,426     $553
                                 ======== ========  ========= ========
Earnings (Loss) Per Share from
 Continuing Operations:
       Basic                      $(0.15)   $0.17     $(0.20)   $0.31
                                 ======== ========  ========= ========
       Diluted                    $(0.15)   $0.16     $(0.20)   $0.29
                                 ======== ========  ========= ========
Earnings (Loss) Per Share from
 Discontinued Operations:
       Basic                       $2.18   $(0.08)     $2.35   $(0.20)
                                 ======== ========  ========= ========
       Diluted                     $2.18   $(0.07)     $2.35   $(0.19)
                                 ======== ========  ========= ========
Net Earnings Per Share:
       Basic                       $2.03    $0.09      $2.15    $0.11
                                 ======== ========  ========= ========
       Diluted                     $2.03    $0.09      $2.15    $0.10
                                 ======== ========  ========= ========
Weighted Average Common Shares
 Outstanding:
       Basic                       7,034    5,015      6,246    5,002
                                 ======== ========  ========= ========
       Diluted                     7,034    5,268      6,246    5,290
                                 ======== ========  ========= ========

   SUMMARY BALANCE SHEETS        June 30, June 30,
                                   2004     2003
                                 -------- --------
   ASSETS
   Cash                           $7,079   $1,773
   Other Current Assets           17,563   34,509
   Property Plant and Equipment,
    net                           34,284   20,539
   Long-term Assets                4,226    2,632
                                 -------- --------
                                 $63,152  $59,453
                                 ======== ========
   LIABILITIES AND SHAREHOLDERS'
    EQUITY
   Current Liabilities           $28,705  $27,885
   Long-term Debt and Other
    Noncurrent Liabilities         9,543   25,095
   Shareholders' Equity           24,904    6,473
                                 -------- --------
                                 $63,152  $59,453
                                 ======== ========

     CONTACT: SunLink Health Systems, Inc., Atlanta
              Robert M. Thornton, Jr., 770-933-7000